UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

FIREFLY NEUROSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41092	54-1167364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Military Road, Kenmore, NY	14217
(Address of principal executive offices)	(Zip Code)

(888) 237-6412
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIFF	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 20, 2024,  Firefly Neuroscience, Inc., a Delaware corporation (“the Company”) entered into a definitive security purchase agreement (the “SPA”) with Helena Special Opportunities LLC (“Helena”), an affiliate of Helena Partners Inc., a Cayman-Islands based advisor and investor, providing for gross proceeds up to USD$2.4 million through a private placement (the “Financing”) for the issuance of a convertible promissory note (the “Note”).

The Note has an initial aggregate principal amount of USD$2.4 million (the “Principal Amount”), including an original issue discount (“OID”) of the Note of an aggregate USD$360,000, which shall be convertible into such number of shares of the common stock (“Conversion Shares”) of the Company, par value $0.0001 per share (the “Common Stock”) at the conversion price of $3.00, subject adjustment as provided therein. In connection with the issuance of the Note, the Company also issued to Helena common stock purchase warrant (the “Warrant”) to purchase 800,000 shares of the Common Stock (“Warrant Shares”), with an initial exercise price of $4.00 per share, equal to the applicable Warrant Share Amount. The purchase price of the Note and the Warrant shall be computed by subtracting the portion of the OID represented by the Note from the portion of the Principal Amount represented by the Note (a “Purchase Price”). After deduction of various expenses of the Financing of a Purchase Price, a total aggregate amount of USD$2.04 million will be funded to the Company.

In addition, the Company and its subsidiary (the “Subsidiaries”) entered into a security agreement with Helena, dated as of December 20, 2024 (the “Security Agreement”), pursuant to which the Company and the Subsidiaries granted Helena a security interest in their assets to secure the Company’s obligations under the Note.

In connection with the Securities Purchase Agreement, the Company and Helena also entered into a Registration Rights Agreement, dated as of December 20, 2024 (the “RRA”), providing for the registration of the Conversion Shares and the Warrant Shares (the “Registerable Securities”). The Company has agreed to prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) promptly, and in any event within 60 calendar days of the date of the RRA.

The Company has granted Helena customary indemnification rights in connection with the RRA. Helena has also granted the Company customary indemnification rights in connection with the Registration Statement.

The securities to be issued pursuant to the SPA was made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), as promulgated by the SEC under the Securities Act.

The foregoing summary of the terms and conditions of the Note, the Warrant, the SPA, the Security Agreement, and the RRA, does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, the Warrant, the SPA, the Security Agreement, and the RRA, copies or forms of which are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Equity Line of Credit

On December 20, 2024, the Company entered into a purchase agreement (“ELOC Agreement”) with Arena Business Solutions Global SPC II, Ltd (“Arena”). Under the ELOC Agreement, the Company has the right, but not the obligation, to direct Arena to purchase up to USD$10 million in shares of the Common Stock (the “ELOC Shares”) upon satisfaction of certain terms and conditions contained in the ELOC Agreement, including, without limitation, an effective registration statement filed with the SEC registering the resale of Common Shares and any securities issued or issuable to Arena from time to time under the ELOC Agreement (the “Registrable Securities”). The term of the ELOC Agreement began on the date of execution and ends on the earlier of (i) the first day of the month following the 36-month anniversary of the execution date of the ELOC Agreement, (ii) the date on which Arena shall have purchased the maximum amount of ELOC Shares, or (iii) the effective date of any written notice of termination delivered pursuant to the terms of the ELOC Agreement (the “Commitment Period”).

During the Commitment Period, the Company may direct Arena to purchase ELOC Shares by delivering a notice (an “Advance Notice”) to Arena. The Company shall, in its sole discretion, select the amount of ELOC Shares requested by the Company in each Advance Notice. However, such amount may not exceed the Maximum Advance Amount (as defined in the ELOC Agreement). The purchase price to be paid by Arena for the ELOC Shares will be eighty-eight percent (88%) of the VWAP (as defined in the ELOC Agreement) of the Common Stock during the trading day commencing on the date of the Advance Notice, subject to adjustment pursuant to the terms of the ELOC Agreement.

In consideration for Arena’s execution and delivery of the ELOC Agreement, the Company agreed to pay Arena $300,000 in cash (the “Commitment Fee”) which shall be deemed fully earned on the date of the ELOC Agreement and which shall be payable within five (5) calendar days of the Purchase Agreement.

Under the ELOC Agreement, the Company also agreed to, no later than sixty (60) calendar days following the execution date of the Purchase Agreement, file with the SEC a registration statement for the resale by Arena of Registrable Securities and shall file one or more additional registration statements for the resale by Arena of Registrable Securities if necessary.

The ELOC Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties.

Under the Company’s engagement letter agreement with Joseph Gunnar & Co., LLC (“Joseph Gunnar”), Joseph Gunnar is acting as the exclusive placement agent in connection with the transaction contemplated by the ELOC Agreement, for which the Company will pay to Joseph Gunnar a cash fee a cash fee payable upon each closing of this transaction (each, a “Closing”) equal to three percent (3.0%) of the gross proceeds received by the Company (the “Placement Fee”), and in addition to the Placement Fee, the Company shall promptly, upon request from time to time and at each Closing, reimburse Joseph Gunnar for all applicable expenses (including, without limitation, fees and disbursements of the Joseph Gunnar’s counsel and all travel and other out-of-pocket expenses) incurred by Joseph Gunnar in connection with its engagement. All expenses (inclusive of legal fees) in connection with this transaction shall not exceed $20,000.

The ELOC Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K, respectively, and the description above of the material terms of the ELOC Agreement is qualified in its entirety by reference to such exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated hereby reference.

The securities that may be issued by the Company to Helena under the SPA are being offered and sold by the Company to Helena in a transaction that is exempt from the registration requirements of the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. In the SPA, Helena represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). Accordingly, the offer and sale by the Company of the securities that may be issued and sold to Helena under the SPA have not been and will not be registered under the Securities Act or any applicable state securities or “Blue Sky” laws and, therefore, such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “Blue Sky” laws.

The securities that may be issued by the Company to Arena under the ELOC Agreement are being offered and sold by the Company to Arena in a transaction that is exempt from the registration requirements of the Securities Act, in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. In the Purchase Agreement, Arena represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). Accordingly, the offer and sale by the Company of the securities that may be issued and sold to Arena under the ELOC Agreement have not and will not be registered under the Securities Act or any applicable state securities or “Blue Sky” laws and, therefore, such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “Blue Sky” laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2024, Samer Kaba resigned from his position of Chief Medical Officer of the Company, effective immediately.  Mr. Kaba’s resignation was not related to any disagreement regarding the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

The information set forth under Item 1.01 and Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Convertible Promissory Note issued to Helena Special Opportunities LLC
4.2	Form of Common Stock Purchase Warrant issued to Helena Special Opportunities LLC
10.1	Securities Purchase Agreement, dated December 20, 2024, between Firefly Neuroscience, Inc. and Helena Special Opportunities LLC
10.2	Registration Rights Agreement, dated December 20, 2024, between Firefly Neuroscience, Inc. and Helena Special Opportunities LLC
10.3	Security Agreement, dated December 20, 2024, among Firefly Neuroscience, Inc., Firefly Neuroscience Ltd., Firefly Neuroscience Canada, Elminda 2022 Inc., Elminda Canada Inc., and Helena Special Opportunities LLC
10.4	Purchase Agreement, dated December 20, 2024, between Firefly Neuroscience, Inc. and Arena Business Solutions Global SPC II, Ltd
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2024
FIREFLY NEUROSCIENCE, INC.

/s/ Jon Olsen
Name: Jon Olsen
Title: Chief Executive Officer

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